Exhibit 99.1
EVO TRANSPORTATION & ENERGY SERVICES, INC.
SUBSCRIPTION DOCUMENTS AND INSTRUCTIONS
INSTRUCTIONS
The following documents must be completed in accordance with the instructions set forth below and must be executed in order to determine whether you are an accredited investor and, if accredited, in order to subscribe for the purchase of “Units” consisting of one share of common stock (the “Common Stock”) and one attached warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $2.50 per share of Common Stock (the “Shares”) of EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”).
PLEASE PRINT THE ANSWERS TO ALL QUESTIONS.
1.          Enclosed are the Following Documents:
(a)          Subscription Agreement.  Be sure to carefully and fully read the Subscription Agreement, and execute the signature page which is applicable to you.   On the appropriate signature page of the Subscription Agreement, the Subscriber must sign, print his, her or its name, address and social security or tax identification number where indicated, and indicate the dollar amount of Units subscribed for, the date of execution and the manner in which title to the Units will be held.
(b)          Investor Questionnaire.  Be sure to carefully and fully read the Investor Questionnaire, which can be found as Appendix A attached to the Subscription Agreement.  On the signature page of the Investor Questionnaire, the Subscriber must sign and print his, her or its name where indicated.
A PROSPECTIVE SUBSCRIBER MUST BE SURE TO CAREFULLY AND FULLY READ THE ACCOMPANYING TERM SHEET, INCLUDING THE COMPANY’S SEC FILINGS REFERENCED THEREIN, PRIOR TO RETURNING THE SIGNED SUBSCRIPTION DOCUMENTS.
2.          Payment.  Payment of the purchase price will be made pursuant to Section 1 of the Subscription Agreement.
3.          Return of Documents. Copies of the signed Subscription Agreement, Investor Questionnaire and other subscription-related documents should be delivered to the Company at:
EVO Transportation & Energy Services, Inc.
8285 West Lake Pleasant Parkway
Peoria, AZ 85382
 NAME OF SUBSCRIBER: JERRY C. MOYES      SUBSCRIPTION AMOUNT: $2,500,000

SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Agreement”) is being delivered to you in connection with your investment in “Units” consisting of one share of common stock (the “Common Stock”) and one attached warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $2.50 per share of Common Stock (the “Shares”) of EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”).  For purposes of this Agreement, Units, Warrants and Common Stock may be collectively referred to as “Securities.”  The form of Warrant is attached hereto as Exhibit A.  The Offering is being conducted on a “best efforts,” no minimum basis.
1.          Subscription and Purchase Price; Debt Conversion Transaction
(a)          Subscription.  Subject to the conditions set forth in Section 2 and Section 4 hereof, the undersigned hereby subscribes for and agrees to purchase 1,000,000 Units, at a purchase price of $2.50 per Unit, for an aggregate purchase price of $2,500,000 (the “Aggregate Purchase Price”).
(b)          Purchase of Units.  The undersigned’s delivery of this Agreement to the Company shall be accompanied by payment for the Units subscribed for hereunder, payable in United States dollars, by bank wire transfer of immediately available funds delivered contemporaneously with the undersigned’s delivery of this Agreement to the Company in accordance with Section 3A(e) hereof.  The undersigned understands and agrees that, subject to Section 2, Section 4, and applicable laws, by executing this Agreement, he, she or it is entering into a binding agreement.
(c)          Debt Conversion.  Simultaneously with the undersigned’s purchase of the Units, certain related party debt of the Company will be converted into Shares on the terms set forth on Schedule 1(c) hereto (the “Debt Conversion Transaction”); provided, that in no event will the conversion of such debt be made on the basis of a per Share price of less than $2.50.
(d)          Anti-Dilution Protection.  If the Company issues Shares in any private or public offering at a price below $2.50 per Share within five years of the date of this Agreement, the Company will issue additional Shares to Subscriber at no additional cost to Subscriber such that the total number of Shares issued to Subscriber will equal the number of Shares that would have been issued to Subscriber had Subscriber purchased Shares at the lower price.  This Section 1(c) will not apply to the following issuances: (i) securities issued as a dividend or distribution; (ii) securities issued in exchange for or upon the conversion of any debenture, warrant, option, or other convertible security; (iii) Shares issuable upon a stock split, stock dividend, or any subdivision of Shares; and (iv) Shares (or options to purchase Shares) issued or issuable to employees or directors of, or consultants to, the Company as bona fide compensation in amounts not exceeding 15% of the total outstanding Shares per fiscal year.
2.          Acceptance, Offering Term and Closing Procedures
The obligation of the undersigned to purchase the Shares shall be irrevocable, and the undersigned shall be legally bound to purchase the Shares subject to the terms set forth in this Agreement.  The undersigned understands and agrees that the Company reserves the right to reject this subscription for the Shares in whole or part in any order at any time prior to the Company’s acceptance of such subscription. If, in the event of rejection of this subscription by the Company in accordance with this Section 2, or if the sale of the Units is not consummated for any reason, this Agreement and any other agreement entered into between the undersigned and the Company relating to this subscription shall thereafter have no force or effect, and the Company shall promptly return the purchase price without interest thereon or deduction therefrom.

3.          Investor’s Representations, Warranties and Agreements
The undersigned hereby acknowledges, agrees with and represents and warrants to the Company and its affiliates, as follows:
(a)          The undersigned has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned.
(b)          The undersigned acknowledges his, her or its understanding that the Offering and sale of the Units is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”).  In furtherance thereof, the undersigned represents and warrants to the Company and its affiliates as follows:
            (i)          The undersigned is acquiring the Units solely for the undersigned’s own beneficial account, for investment purposes, and not with view to, or resale in connection with, any distribution of the Units;
(ii)          The undersigned has the financial ability to bear the economic risk of his, her or its investment, has adequate means for providing for their current needs and contingencies, and has no need for liquidity with respect to the investment in the Company;
(iii)          The undersigned and the undersigned’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received the Term Sheet dated February 5, 2018, together with all appendices thereto and documents referenced therein (as such documents may be amended or supplemented)  (the “Term Sheet”), relating to the private placement by the Company of the Units (the “Offering”), and all other documents requested by the undersigned or Advisors, if any, have carefully reviewed them and understand the information contained therein, prior to the execution of this Agreement; and
(iv)          The undersigned (together with his, her or its Advisors, if any) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Units.  If other than an individual, the undersigned also represents it has not been organized solely for the purpose of acquiring the Shares.
(c)          The information in the Investor Questionnaire (attached as Appendix A) completed and executed by the undersigned (the “Investor Questionnaire”) is true and accurate in all respects, and the undersigned is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.
(d)          The undersigned has been furnished with a copy of the Term Sheet.
(e)          The undersigned has relied on the advice of, or has consulted with, only his, her or its Advisors.  Each Advisor, if any, is capable of evaluating the merits and risks of an investment in the Units as such are described in the Term Sheet, and each Advisor, if any, has disclosed to the undersigned in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the Advisor and the Company or any affiliate thereof.

(f)          The undersigned represents, warrants and agrees that he, she or it will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the undersigned must bear the economic risk of his, her or its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.  In particular, the undersigned is aware that the Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.  The undersigned also understands that, except as described in Section 6 of this Agreement, the Company is under no obligation to register the Securities on his, her or its behalf or to assist them in complying with any exemption from registration under the Securities Act or applicable state securities laws.  The undersigned understands that any sales or transfers of the Securities are further restricted by state securities laws.
(g)          No representations or warranties have been made to the undersigned by the Company, other than any representations of the Company contained herein and in the Term Sheet, and in subscribing for the Securities the undersigned is not relying upon any representations other than those contained herein or in the Term Sheet.
(h)          The undersigned understands and acknowledges that his, her or its purchase of the Securities is a speculative investment that involves a high degree of risk and the potential loss of their entire investment and has carefully read and considered the matters set forth in the Term Sheet and in the Company’s reports filed with the U.S. Securities and Exchange Commission (“SEC”), including in particular the matters under the caption “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the SEC on April 18, 2017, as amended by Form 10-K/A filed with the SEC on May 1, 2017, and subsequent Quarterly Reports on Form 10-Q for the interim periods ended March 31, 2017, June 30, 2017 and September 30, 2017 and the risk factors set forth in the Term Sheet.
(i)          The undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth, and an investment in the Units will not cause such overall commitment to become excessive.
(j)          The undersigned understands and agrees that the Securities may bear substantially the following legend until (i) such Securities shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel for the Company such Securities may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(k)          Neither the SEC nor any state securities commission has approved the Units or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Term Sheet.  Neither the Term Sheet nor this Offering has been reviewed by any Federal, state or other regulatory authority.
(l)          The undersigned and his, her or its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering of the Units and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the undersigned and his, her or its Advisors, if any.
(m)          The undersigned is unaware of, is in no way relying on, and did not become aware of the Offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the Offering and sale of the Units and is not subscribing for Units and did not become aware of the Offering of the Units through or as a result of any seminar or meeting to which the undersigned was invited by, or any solicitation of a subscription by, a person not previously known to the undersigned in connection with investments in securities generally.
(n)          The undersigned has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company or as otherwise described in the Term Sheet).
(o)          The undersigned is not relying on the Company with respect to the legal, tax, economic and related considerations of an investment in the Units, and the undersigned has relied on the advice of, or has consulted with, only his, her or its own Advisors.
(p)          The undersigned acknowledges that any estimates or forward-looking statements or projections included in the Company’s filings with the SEC were prepared by the management of the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or its management and should not be relied upon.
(q)          No oral or written representations have been made, or oral or written information furnished, to the undersigned or his, her or its Advisors, if any, in connection with the Offering of the Units which are in any way inconsistent with the information contained in the Term Sheet.
(r)          The undersigned agrees, acknowledges and understands that during the period commencing on the date hereof and ending on the earlier of (i) the Company’s public announcement of the Offering and (ii) the date that is six months after the date hereof, the undersigned will not directly or indirectly, through related parties, affiliates or otherwise, purchase, sell “short” or “short against the box” (as those terms are generally understood) any equity security of the Company.
(s)          The foregoing representations, warranties and agreements will survive the completion of the Offering.

3A.          Company’s Representations, Warranties, and Agreements
(a)          The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and carry on its business as presently conducted.
(b)          The issuance, sale and delivery of the Securities in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company.
(c)          This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.  The  execution,  delivery,  and  performance  of  this  Agreement by the Company will not: (i) result in a violation of the Articles of Incorporation or Bylaws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination,  amendment,  acceleration,  or cancellation  of, any agreement,  indenture,  or instrument  to which the Company  or any subsidiary  is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected.
(d)          Schedule 3A(d) attached hereto sets forth a true, complete, and correct listing, both as of immediately prior to the undersigned’s purchase of the Units and the Debt Conversion Transaction and as of immediately thereafter, of all of the Company’s outstanding: (i) Shares; (ii) shares of preferred stock, and (iii) securities convertible into or exchangeable for Shares or shares of the Company’s preferred stock (the “Derivative Securities”), including the applicable exercise price of such Derivative Securities.
(e)          The Aggregate Purchase Price shall be used for working capital and general corporate purposes, and the undersigned shall pay the Aggregate Purchase Price by wire transfer to the Company’s account.  Without limiting the foregoing, the Company agrees not to apply any portion of the Aggregate Purchase Price to reduce the Company’s outstanding indebtedness except up to an aggregate amount of $1.5 million to the creditors set forth on Schedule 3A(e) hereto.  The Company further agrees that it will only repay the creditors set forth on Schedule 3A(e) hereto with funds received as part of the Aggregate Purchase Price if the Company shall have received executed payoff letters in a form reasonably satisfactory to the undersigned from such creditors.
(f)          The Company acknowledges and agrees that the undersigned may be required to make certain public disclosures or filings regarding this Agreement and the transactions contemplated hereby (including, without limitation, under Section 13 and Section 16 of the Exchange Act), which may include publicly filing a copy of this Agreement, and that the undersigned will be disclosing this Agreement, related agreements, and the transactions contemplated hereby to the Board of Directors and certain officers of Knight-Swift Transportation Holdings Inc.
4.          Conditions to Subscription
The Company’s right to accept the subscription of the undersigned, and the undersigned’s obligation to purchase the Shares hereunder, is conditioned upon satisfaction of the following conditions precedent on or before the date the Company accepts such subscription (any or all of which may be waived by the undersigned in his, her or its sole discretion):
(a)          No legal action, suit or proceeding is pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.
(b)          The representations and warranties of the Company contained in this Agreement must have been true and correct on the date of this Agreement.
(c)          The undersigned shall have received executed copies of the applicable documents giving effect to the Debt Conversion Transaction in a form satisfactory to the undersigned.
(d)          The simultaneous closing of the Debt Conversion Transaction.

5.          Notices to Subscribers
(a)          THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE TERM SHEET.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
(b)          THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
6.	Miscellaneous Provisions
(a)          Piggy-Back Registration.  If at any time on or after February 1, 2018, the Company proposes to file any registration statement (other than any registration on Form S-4, S-8 or any other similarly inappropriate form, or any successor forms thereto) under the Securities Act covering a public offering of the Company’s Common Stock, including shares underlying the Warrants, it will notify the Subscriber at least ten (10) days prior to each such filing and will use its best efforts to include in such Registration Statement (to the extent permitted by applicable regulation), the Shares purchased by the Subscriber to the extent requested by the Subscriber within five (5) days after receipt of notice of such filing (which request shall specify the Shares intended to be sold or disposed of by the Subscriber and describe the nature of any proposed sale or other disposition thereof); provided, however, that if a greater number of shares of the Company’s common stock is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter (if any) of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Shares proposed to be offered by the Subscriber for registration, as well as the number of securities of any other selling stockholders participating in the registration, will be proportionately reduced to a number deemed satisfactory by the managing underwriter. The Company will bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the registration statement with the SEC, except that the Subscriber shall pay all fees, disbursements and expenses of any counsel or expert retained by the Subscriber and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Shares included in the registration statement. The Subscriber agrees to cooperate with the Company in the preparation and filing of any registration statement, and in the furnishing of information concerning the Subscriber for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Securities Act as to any proposed distribution.

(b)          Modification.  Neither this Agreement, nor any provisions hereof, may be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.
(c)          Survival.  The undersigned’s representations and warranties made in this Subscription Agreement survive the execution and delivery of this Agreement and the delivery of the Units.

(d)          Notices.  Any party may send any notice, request, demand, claim or other communication hereunder to the undersigned at the address set forth on the signature page of this Agreement or to the Company at the address set forth above using any means (including personal delivery, expedited courier, messenger service, fax, ordinary mail or email), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.
(e)          Binding Effect.  Except as otherwise provided herein, this Agreement is binding upon, and inures to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns.  If the undersigned is more than one person or entity, the obligation of the undersigned is joint and several and the agreements, representations, warranties and acknowledgments contained herein are deemed to be made by, and are binding upon, each such person or entity and his, her or its heirs, executors, administrators, successors, legal representatives and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.
(f)          Assignability.  This Agreement is not transferable or assignable by the undersigned.
(g)          Governing Law and Venue.  This Agreement is governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to conflicts of law principles. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction and venue of the state courts of the State of Minnesota or the United States District Court located in the State of Minnesota, in each case located in Hennepin County, Minnesota, for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement.
(h)          Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE
IN WITNESS WHEREOF, the undersigned has executed this Agreement on the 2nd day of March 2018.

1,000,000	$2,500,000
No. Units subscribed for	Aggregate Purchase Price

Manner in which Title is to be held (Please Check One):

1.	☐	Individual	7.	☐	Trust/Estate/Pension or Profit Sharing Plan
					Date Opened:

2.	☐	Joint Tenants with Right of Survivorship	8.	☐	As a Custodian for
					Under the Uniform Gift to Minors Act of the State of

3.	☐	Community Property	9.	☐	Married with Separate Property
4.	☐	Tenants in Common	10.	☐	Keogh
5.	☐	Corporation/Partnership/ Limited Liability Company	11.	☐	Tenants by the Entirety
6.	☐	IRA

ALTERNATIVE DISTRIBUTION INFORMATION
To direct distribution to a party other than the registered owner, complete the information below. YOU MUST COMPLETE THIS SECTION IF THIS IS AN IRA INVESTMENT.
Name of Firm (Bank, Brokerage, Custodian):
Account Name:
Account Number:
Representative Name:
Representative Phone Number:
Address:
City, State, Zip:
IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
INDIVIDUAL SUBSCRIBERS MUST COMPLETE THE NEXT PAGE.
 SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE THE PAGE THEREAFTER.

EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Purchaser
Residence: Number and Street	Address of Additional Purchaser
City, State and Zip Code	City, State and Zip Code
Social Security Number	Social Security Number
Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)
E-Mail	E-Mail (if available)

/s/ Jerry Moyes
(Signature)	(Signature of Additional Purchaser)
ACCEPTED this 2nd day of March, 2018, on behalf of the Company.

By:	/s/ John P. Yeros
Chief Executive Officer

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY
(e.g., corporation, partnership, LLC, trust, etc.)

Name of Entity (Please Print)

Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number:

Office Address

City, State and Zip Code

Telephone Number

Fax Number (if available)

E-Mail (if available)

By:
Name:
Title:

Address

ACCEPTED this _______ day of March, 2018, on behalf of the Company.
By:
Chief Executive Officer

INVESTOR QUESTIONNAIRE
Instructions:  Check all boxes below which correctly describe you.
☐
I am a (i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended, (viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (1) the decision that you shall subscribe for and purchase the Units, is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) or (3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors.

☐	I am a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.
☐
I am an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Units and with total assets in excess of $5,000,000.

☐	I am a director or executive officer of the Company.
A-1

☒
I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000 at the time of my subscription for and purchase of the Units. For purposes of this Subscription Agreement, “net worth” means the excess of total assets at fair market value, including real and personal property, but excluding the value of your primary residence, over total liabilities. Total liabilities excludes any mortgage on the primary residence in an amount of up to the home’s estimated fair market value, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Units for the purpose of investing in the Units.

☒
I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

☐
I am a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose subscription for and purchase of the Units is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐
I am an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.  Note: For Subscribers attempting to qualify under this item, each equity owner must complete, sign and return to the Company a separate copy of this Questionnaire).

☐	I do NOT meet any of the foregoing categories.

The undersigned hereby represents and warrants that all of its answers to this Investor Questionnaire are true as of the date of its execution of the Subscription Agreement pursuant to which it purchased Units of the Company.

Name of Purchaser [please print]	Name of Co-Purchaser [please print]
/s/ Jerry Moyes
Signature of Purchaser (Entities please provide signature of Purchaser’s duly authorized signatory.)	Signature of Co-Purchaser

Name of Signatory (Entities only)	Date

Title of Signatory (Entities only)

A-2

Form of Warrant

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

W-____
EVO Transportation & Energy Services, Inc.,
a Delaware corporation

COMMON STOCK PURCHASE WARRANT

Original Issue Date:	[__________]
Warrant Holder:	[__________]
No. of Shares:	[__________] shares of Common Stock

This Common Stock Purchase Warrant (this “Warrant”) certifies that, for value received, the Warrant Holder named above is entitled to purchase from EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), during the period specified in this Warrant, [________] (______) fully paid and non-assessable shares of Common Stock (“Warrant Stock”), at the purchase price per share provided in Section 1.2 of this Warrant (the “Warrant Exercise Price”), all subject to the terms and conditions set forth in this Warrant.  Capitalized terms not otherwise defined shall have the meanings set forth in Section 5 below.  This Warrant is issued in connection with the Company’s private offering of up to 1,000,000 units, with each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock (the “Offering”).

Section 1.          Period for Exercise and Exercise Price.
1.1          Period for Exercise.  The right to purchase shares of Warrant Stock represented by this Warrant may be exercised during the period commencing on the Original Issue Date listed above and expiring on the tenth anniversary of such date (the “Expiration Date”).  From and after the Expiration Date this Warrant shall be null and void and of no further force or effect.
1.2          Warrant Exercise Price.  The Warrant Exercise Price shall be $2.50 per share, subject to adjustment as hereinafter provided.
Section 2.          Exercise of Warrant.
2.1          Manner of Exercise.  The Warrant Holder may exercise this Warrant on or after the date hereof, but not later than the Expiration Date, during normal business hours on any business day by surrendering this Warrant to the Company at the principal office of the Company or the principal office of its transfer agent (the “Transfer Agent”), together with an executed Notice of Exercise attached hereto as Annex A.  The Notice of Exercise shall be accompanied by payment of the Warrant Exercise Price for the number of shares of Warrant Stock for which this Warrant is then exercised, by cash or by certified or official bank check.

1

2.2          When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected on the day on which all requirements of Section 2.1 shall have been met with respect to such exercise.  At such time the Person in whose name any certificate for shares of Warrant Stock shall be issuable upon such exercise shall be deemed for all corporate purposes to have become the holder of record of such shares, regardless of the actual delivery of certificates evidencing such shares.
2.3          Issuance of Stock.  As soon as practicable after each exercise of this Warrant, the Company at its expense will cause to be issued via book-entry in the name of the Warrant Holder or as the Warrant Holder may direct, the number of shares of Warrant Stock to which the Warrant Holder shall be entitled upon such exercise.
2.4          Partial Exercise.  This Warrant may be exercised in part, and the Warrant Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

Section 3.          Warrant Adjustments.  Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:
3.1          Reclassification or Merger.  In case of any capital reclassification or reorganization (other than a result of a subdivision, combination or dividend as described below), or in case of any merger or consolidation of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute and deliver to the Warrant Holder a new Warrant (in form and substance reasonably satisfactory to the Warrant Holder) providing that the Warrant Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of the shares of the Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger had the Warrant been exercised immediately prior to such event.  Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 to pursue the economic benefit intended to be conferred upon the Warrant Holder by this Warrant.  The provisions of this Section 3.1 shall similarly apply to any successive reclassification, changes, mergers and transfers.
3.2          Subdivisions or Combination of Shares.  If the Company, at any time while this Warrant remains outstanding and unexpired, shall subdivide or combine its Common Stock or in the event of any dividend payable on the Common Stock in shares of the Common Stock, the number of shares of the Warrant Stock issuable upon exercise hereof shall be proportionately adjusted and the Warrant Exercise Price shall be increased or decreased, as the case may be, so that the aggregate Warrant Exercise Price of this Warrant shall at all times remain unchanged.
3.3          Notice of Adjustment Events.  Whenever the Company engages in an event which would give rise to adjustments under this Section 3, the Company shall mail to the Warrant Holder, at least ten (10) days prior to the record date with respect to such event or, if no record date shall be established, at least ten (10) days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable in connection with such event.

3.4          Notice of Adjustments.  Whenever the Warrant Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its Chief Executive Officer, Chief Financial Officer, Secretary or Assistant Secretary to the Warrant Holder as the registered holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Exercise Price after giving effect to such adjustment.
Section 4.          Ownership, Transfer and Substitution of Warrants.
4.1          Transfer and Exchange of Warrants.  The Warrant Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Stock issuable or issued upon the exercise hereof of such Warrant Holder’s intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such Warrant Holder’s intention as to the disposition to be made of shares of Warrant Stock issuable or issued upon the exercise hereof.  For any proposed transfer other than a transfer to an affiliate (as defined by Rule 405 of Regulation C under the Securities Act of 1933, as amended) of the Warrant Holder, such Warrant Holder shall also provide the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the shares of Warrant Stock issuable or issued upon the exercise hereof.  Upon receipt by the Company of such written notice and, for transfers to non-affiliates, opinion of counsel, such Warrant Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Warrant Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Warrant Holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares. Notwithstanding the foregoing, upon registration of the Warrant Shares under the Securities Act, no such opinion shall be required.
4.2          Transfers; Registered Holder as Owner. Subject to the provisions of Section 4.1 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the Warrant Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.
Section 5.          Definitions.
As used in this Warrant, the following terms have the meanings ascribed to such terms below.
5.1          “Board” means the Board of Directors of the Company.
5.2          “Common Stock” means the Company’s Common Stock, $0.0001 par value per share.

5.3          “Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive business days ending on the business day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “business day” as used in this sentence means business days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, or if the Board determines in its discretion that the closing prices or bid and asked prices, as applicable, do not accurately reflect the “Fair Market Value” of the Common Stock due to insufficient trading volume, then the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined in good faith by the Board.
5.4          “OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.
5.5          “Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.
5.6          “Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.
5.7          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
Section 6.          No Rights or Liabilities as Shareholder.
Nothing contained in this Warrant shall be construed as conferring upon the Warrant Holder any rights as a Shareholder of the Company or as imposing any liabilities on the Warrant Holder to purchase any securities or as a Shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
Section 7.          Miscellaneous.
7.1          Amendment and Waiver.  This Warrant may be amended with, and any term, covenant, agreement or condition contained in this Warrant may be waived with, the written consent of the Company and the Warrant Holder.  Any waiver of any term, covenant, agreement or condition contained in this Warrant shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.
7.2          Representations and Warranties to Survive Closing.  All representations, warranties and covenants contained herein shall survive the execution and delivery of this Warrant and the issuance of any Warrant Stock upon the exercise hereof.
7.3          Severability.  The invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof in such jurisdiction or the validity, legality or enforceability hereof, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
7.4          Successors and Assigns.  All representations, warranties, covenants and agreements of the parties contained in this Warrant or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and permitted assigns.

7.5          Notices.  All communications in connection with this Warrant shall be in writing and shall be deemed properly given if hand delivered or sent by telecopier (provided that such communication is confirmed by same-day deposit in the United States mail first class postage prepaid) or overnight courier with adequate evidence of delivery or sent by registered or certified mail return receipt requested and, if to the Warrant holder, addressed to such Warrant Holder at his or its address as shown on the books of the Company or its Transfer Agent, and if to the Company, at its offices at:
EVO Transportation & Energy Services, Inc.
8285 West Lake Pleasant Parkway
Peoria, AZ 85382
Attention: Chief Executive Officer

or such other addresses or Persons as the recipient shall have designated to the sender by a written notice given in accordance with this Section 7.5.  Any notice called for hereunder shall be deemed delivered when sent in accordance with this Section 7.5.
7.6          Fractional Shares.  No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment to the Warrant Holder equal to the fractional share issuable times the fair market value of one share of Common Stock, as determined by the Company’s Board of Directors.
7.7          Governing Law.  The validity and construction of this Warrant and all matters pertaining hereto are to be determined in accordance with the laws of the State of Delaware without reference to the conflict of law principles of that state.
7.8          Headings.  The headings used herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the Sections at the beginning of which they appear.
7.9          Signatures.  This Warrant may be executed by facsimile or electronic signature.
IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the day first above written.

EVO TRANSPORTATION & ENERGY SERVICES, INC.,
a Delaware corporation

By:
Name:  John P. Yeros
Its:  Chief Executive Officer

Annex A to Common Stock Purchase Warrant

NOTICE OF EXERCISE
(Complete and sign only upon exercise of the
Common Stock Purchase Warrant in whole or in part.)

To:          EVO Transportation & Energy Services, Inc.

The undersigned, the holder of the attached Common Stock Purchase Warrant to which this Notice of Exercise applies (the “Warrant”), hereby irrevocably elects to exercise pursuant to Section 2.1 of the Warrant and to purchase                     shares of Common Stock, from EVO Transportation & Energy Services, Inc. and herewith makes payment of $                                          therefor in cash or by certified or official bank check.

The undersigned hereby requests that such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:
Address:
Social Security Number:
Deliver to:
Address:

If the foregoing evidences an exercise of the Warrant to purchase fewer than all of the shares of Common Stock to which the undersigned is entitled under such warrant, please issue a new warrant, of like tenor, relating to the remaining portion of the securities issuable upon exercise of such warrant in the name(s), and deliver the same to the address(es), as follows:

Name:
Address:
Dated

(Name of Warrant Holder)	(Social Security or Taxpayer Identification Number of Warrant Holder, if applicable)

SIGN HERE:
The undersigned and any recipient of Common Stock or a new Warrant hereunder are “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(Signature of Warrant Holder or Authorized Signatory)	Date

(Type or Print Name of Warrant Holder or Authorized Signatory)

NOTE:          The above name and signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the form of assignment attached as Annex B to the Warrant.

Annex B to Common Stock Purchase Warrant

FORM OF ASSIGNMENT

(To be executed upon transfer of Common Stock Purchase Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ____________________ the right represented by the within Warrant, as such right may apply to _________ shares of Common Stock which are the subject of the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer such Warrant on the warrant register of the within named Company, with full power of substitution.

DATED: _________________.

Signature:

__________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Schedule 1(c)

Debt Conversion Transaction

Description of Debt	Outstanding Amount	Number of Shares into which Debt will be Converted
Senior Bridge Note (Thomas J. Abood Revocable Trust)	$300,657.53	100,219
Senior Bridge Note (Morse Leavenworth)	$114,861	38,287
Senior Bridge Note (Alpeter Family Limited Partnership)	$8,931	2,977
Senior Bridge Note (James G. Jackson)	$17,623	5,874
Senior Bridge Note (Bonita Beach Blues, Inc.)	$246,888	82,296

Schedule 3A(d)

Outstanding Securities

Security	Outstanding Amount	Outstanding Amount (Pro Forma)		Conversion Price
Common Stock	693,581	2,012,326	[1]	N/A
Warrants to Purchase Common Stock ($5.00)	103,334	103,334		$5.00
Warrants to Purchase Common Stock ($2.50)	None	1,000,000		$2.50
Preferred Stock	None	None		N/A
Convertible Promissory Notes dated 11/22/2016	$400,000	None	[2]	Variable
Convertible Promissory Notes dated 2/1/2017	$9,500,000	None		Variable

1 Includes 89,092 Shares to be issued to Kirk Honour pursuant to Mutual Separation Agreement between Kirk Honour and the Company dated October 9, 2017.
2 Anticipated to convert into 139,667 upon conversion/repayment of all outstanding Senior Bridge Notes.

Schedule 3A(e)

Debt Payoff

Creditor	Amount
American Express	$695
American Fueling	$253,433
Ann Eldridge	$40,600
Connexus Energy	$5,621
Duane Morris LLP	$23,536
Eisner Jaffe	$3,000
EKS&H	$200,000
FAZP	$50
Fredrikson & Byron	$1,000,000
Intrinsic	$6,000
John Yeros	$95,000
Kirk Honour	$97,069
Lindquist	$41,027
Lurie	$5,000
Lurie	$126,000
NGVAmerica	$1,000
North Dakota Petroleum Council	$300
PCS Consulting	$5,000
Tim Gorry	$80,000
Tom Hulting	$15,223
Xebec	$7,234
South Coast Air Quality	$6,162.43
South Coast Air Quality	$8,362.67
Danny Cuzick	$125,000
Damon Cuzick	$50,000
Theril Lund	$50,000
Tom Kiley	$25,000